Ex. 3(a)

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20080172113-75

Ross Miller

Filing Date and Time

Secretary of State

3/12/2008 4:31 PM

State of Nevada

Entity Number

E0161912008-5

Articles of Incorporation

       (PURSUANT TO NRS 78)

1.  Name of

     Corporation:

PLUSH PROPERTIES, INC.

2.  Resident Agent

Carlos Espinosa

     Name and Street

10300 W. Charleston Blvd #13-213

Las Vegas

Nevada 89135

     Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.  Names & Addresses

     Of the Board of

     Directors/Trustees:

CARLOS ESPINOSA

10300 W. CHARLESTON BLVD #13-213

LAS VEGAS   NV 89135

5.  Purpose:

The purpose of this Corporation shall be:

6.  Name, Address

     And Signature of

     incorporator:

CARLOS ESPINOSA

X  /s/ Carlos Espinosa

10300 W. CHARLESTON BLVD. #13-213, LAS VEGAS   NV 89135

7.   Certificate of

      Acceptance of

      Appointment of

      Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Carlos Espinosa                     1/08/08